Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Feb. 13, 2019

DIEBOLD NIXDORF REPORTS 2018 FOURTH QUARTER, FULL-YEAR FINANCIAL RESULTS

•	Q4 revenue of $1.3 billion increased 3.2% on an as-reported basis, or 6.6% in constant currency; full-year revenue was $4.6 billion, flat on an as-reported basis, down 1.8% in constant currency

•
Q4 GAAP EPS attributable to Diebold Nixdorf was a loss of $1.62, or a loss of $0.08 per share on a non-GAAP basis; full-year GAAP EPS attributable to Diebold Nixdorf was a loss of $7.48, or loss of $1.03 on a non-GAAP basis

•	Net loss for Q4 was $127.5 million; adjusted EBITDA in Q4 was $126.7 million, an increase of 20.9% from the prior year quarter

•
Net cash provided by operating activities was $268.0 million in Q4 and a use of $104.1 million for the full year; free cash flow was $250.0 million in Q4 and a use of cash of $162.6 million for the full year

•	DN Now initiatives and stable market demand drive improved financial outlook for 2019

NORTH CANTON, Ohio - Diebold Nixdorf, Incorporated (NYSE: DBD), a world leader in enabling connected commerce, today reported its 2018 fourth quarter and full-year financial results.

“The company delivered solid fourth quarter results, as we've built momentum globally in executing our DN Now transformation plans," said Gerrard Schmid, president and chief executive officer, Diebold Nixdorf. “Revenue growth was underpinned by strength in Americas Banking and Retail. I am especially pleased with our ability to generate higher profits as we begin to realize the benefits of our DN Now initiatives. Adjusted EBITDA in the quarter increased nearly 21 percent, and the associated margin improved by 140 basis points from the prior year quarter. In addition, we generated strong free cash flow of $250 million due to better profitability, improved inventory management and solid collections. This represents the strongest profit and cash flow performance the company has delivered since the combination of Diebold and Wincor Nixdorf."

Jeffrey Rutherford, senior vice president and chief financial officer, said, “We have defined, executable plans that are designed to create long-term, sustainable value. These plans include significant cost reductions and improved net working capital as we realize increased benefits from our global scale. As a result, we are increasing our three-year savings target from $250 million to $400 million. Our DN Now actions are designed to yield returns on invested capital in the mid-teens and produce free cash flow that will reduce our ratio of net debt to trailing 12-months adjusted EBITDA to less than three times by 2021.”

Schmid concluded, "We are executing on several initiatives to improve our cost structure, intensify customer focus by evolving our connected commerce solutions and significantly improve our financial position. We are confident these plans will improve our financial performance for 2019 and beyond."

Business Highlights

•
Grew orders in the fourth quarter by double digits from the previous year, driven by growing demand for Windows 10 automated teller machine (ATM) upgrades, cash recycling, software and point-of-sale technology

•
Banking business wins highlighted by multi-million dollar contracts with Banco do Brasil, NCB in Saudi Arabia, Banco do Oro in the Philippines, Banco Azteca in Mexico and a major regional bank in the United States

•	Won large retail agreements with China Duty Free Group and other major retailers in Germany, the United Kingdom, France and Poland

•	Achieved major service contract renewals during the quarter; including multi-year service agreements with BBVA Bancomer in Mexico, Sparkasse Hannover and a major discount supermarket chain in Germany

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•
Generated significant cash flow in the quarter from working capital improvements, which included approximately $142 million from better inventory management and about $70 million from collections. The company’s focus on streamlining its product portfolio and harvesting inventory also resulted in a one-time, non-cash inventory charge of approximately $71 million in the quarter

•
Strengthened the company's leadership team with the appointments of Jeff Rutherford as chief financial officer, Hermann Wimmer to lead the Retail business and Julian Sparkes to head IT and digital operations

Financial Results of Operations and Segments and Lines of Business
Disaggregation of Revenue Summary by Reportable Segments and Lines of Business

Three months ended December 31, 2018 compared to December 31, 2017

(Dollars in millions)	2018	2017	% Change	% Change in CC (1)
Segments and Lines of Business
Eurasia Banking
Services	$239.7	$267.2	(10.3)	(6.4)
Products	197.1	202.2	(2.5)	1.1
Software	56.5	61.4	(8.0)	(4.6)
Total Eurasia Banking	493.3	530.8	(7.1)	(3.3)

Americas Banking
Services	234.3	240.7	(2.7)	(1.2)
Products	160.8	128.2	25.4	28.1
Software	33.8	28.0	20.7	23.8
Total Americas Banking	428.9	396.9	8.1	10.0

Retail
Services	132.6	130.1	1.9	5.8
Products	183.2	142.8	28.3	33.0
Software	51.8	49.3	5.1	9.7
Total Retail	367.6	322.2	14.1	18.5

Total net sales	$1,289.8	$1,249.9	3.2	6.6
(1) - The company calculates constant currency by translating the prior-year period results at the 2018 exchange rate.

Year ended December 31, 2018 compared to December 31, 2017

(Dollars in millions)	2018	2017	% Change	% Change in CC (1)
Segments and Lines of Business
Eurasia Banking
Services	$941.9	$967.0	(2.6)	(4.7)
Products	648.8	729.2	(11.0)	(12.9)
Software	209.5	207.2	1.1	(1.2)
Total Eurasia Banking	1,800.2	1,903.4	(5.4)	(7.4)

Americas Banking
Services	941.0	970.4	(3.0)	(2.0)
Products	453.1	451.3	0.4	2.2
Software	121.6	103.9	17.0	19.7
Total Americas Banking	1,515.7	1,525.6	(0.6)	0.7

Retail
Services	493.3	459.9	7.3	4.6
Products	595.6	554.9	7.3	3.7
Software	173.8	165.5	5.0	3.0
Total Retail	1,262.7	1,180.3	7.0	3.9

Total net sales	$4,578.6	$4,609.3	(0.7)	(1.8)
(1) -The company calculates constant currency by translating the prior-year period results at the 2018 exchange rate.

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Full-year 2019 Outlook (continuing operations) 1

2019 Outlook
Total Revenue	$4.4 billion - $4.5 billion
Adjusted EBITDA	$380 million - $420 million
Net cash provided by operating activities	~ $80 million
Capital expenditures	~ ($80 million)
Free cash flow/(use)	Break even

1 - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2019, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold Nixdorf's Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. Our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers every day. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that power the daily operations and consumer experience of banks and retailers around the world. The company has a presence in more than 100 countries with approximately 23,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as interest rates, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including the impact of the Tax Act; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the impact of market and economic conditions on the financial services and retail industries; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the company's ability to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, as well as its business process outsourcing initiative; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes: the company's ability to maintain effective internal controls; the company's ability to comply with covenants contained in the agreements governing its debt; the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q4 2018	Q4 2017(1)	YTD 12/31/2018	YTD 12/31/2017(1)
Net sales
Services	$726.9	$749.3	$2,789.5	$2,785.3
Products	562.9	500.6	1,789.1	1,824.0
Total	1,289.8	1,249.9	4,578.6	4,609.3
Cost of sales
Services	565.2	553.7	2,164.3	2,110.1
Products	516.8	410.1	1,523.4	1,499.4
Total	1,082.0	963.8	3,687.7	3,609.5
Gross profit	207.8	286.1	890.9	999.8
Gross margin	16.1%	22.9%	19.5%	21.7%
Operating expenses
Selling and administrative expense	221.6	241.0	885.6	933.7
Research, development and engineering expense	38.5	41.1	157.4	155.5
Impairment of assets(2)	—	—	217.5	3.1
(Gain) loss on sale of assets, net	0.1	3.5	(6.7)	1.0
Total	260.2	285.6	1,253.8	1,093.3
Percent of net sales	20.2%	22.8%	27.4%	23.7%
Operating profit (loss)	(52.4)	0.5	(362.9)	(93.5)
Operating margin	(4.1)%	—%	(7.9)%	(2.0)%
Other income (expense)
Interest income	1.1	4.5	8.7	20.3
Interest expense	(55.3)	(26.6)	(154.9)	(117.3)
Foreign exchange gain (loss), net	(0.2)	0.6	(2.5)	(3.9)
Miscellaneous, net	0.3	0.1	(4.0)	2.5
Total other income (expense), net	(54.1)	(21.4)	(152.7)	(98.4)
Income (loss) before taxes	(106.5)	(20.9)	(515.6)	(191.9)
Income tax expense (benefit)	2.6	88.8	37.2	28.3
Equity in earnings (loss) of unconsolidated subsidiaries, net	(18.4)	7.0	(13.2)	6.3
Net income (loss)	(127.5)	(102.7)	(566.0)	(213.9)
Net income attributable to noncontrolling interests, net of tax	(3.9)	7.4	2.7	27.6
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(123.6)	$(110.1)	$(568.7)	$(241.5)

Basic weighted-average shares outstanding	76.1	75.5	76.0	75.5
Diluted weighted-average shares outstanding	76.1	75.5	76.0	75.5

Net income (loss) attributable to Diebold Nixdorf, Incorporated
Basic earnings (loss) per share	$(1.62)	$(1.46)	$(7.48)	$(3.20)
Diluted earnings (loss) per share	$(1.62)	$(1.46)	$(7.48)	$(3.20)

Cash dividends declared and paid per share	$—	$0.10	$0.10	$0.40

(1) The company corrected an immaterial error related to cost of sales and its related tax effect in the comparable periods as presented.
(2) The company corrected an immaterial error in impairment of assets related to the goodwill impairment recorded in the second and third quarters of 2018.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2018	12/31/2017(1)

ASSETS
Current assets
Cash and cash equivalents	$353.1	$535.2
Restricted cash	105.3	8.0
Short-term investments	33.5	81.4
Trade receivables, less allowances for doubtful accounts	737.2	827.9
Inventories	610.1	714.5
Other current assets	364.2	313.2
Total current assets	2,203.4	2,480.2

Securities and other investments	22.4	96.8
Property, plant and equipment, net	304.1	364.5
Goodwill	827.1	1,117.1
Customer relationships, net	533.1	633.3
Intangible assets, net	91.5	140.5
Other assets	330.3	389.6
Total assets	$4,311.9	$5,222.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$49.5	$66.7
Accounts payable	509.5	562.2
Deferred revenue	378.2	436.5
Other current liabilities	631.2	730.3
Total current liabilities	1,568.4	1,795.7

Long-term debt	2,190.0	1,787.1
Long-term liabilities	582.7	664.8

Redeemable noncontrolling interests	130.4	492.1

Total Diebold Nixdorf, Incorporated shareholders' equity	(186.4)	445.5
Noncontrolling interests	26.8	36.8
Total equity	(159.6)	482.3
Total liabilities, redeemable noncontrolling interests and equity	$4,311.9	$5,222.0
(1) The company corrected an immaterial error related to trade receivables, less allowances for doubtful accounts; inventories; deferred costs, included in other current assets; deferred revenue; related tax effects, included in other assets and other current liabilities and the change in the statement of operations which are included in total Diebold Nixdorf, Incorporated shareholders' equity in the comparable period as presented.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2018	YTD 12/31/2017(1)
Cash flow from operating activities
Net income (loss)	$(566.0)	$(213.9)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation and amortization	258.7	252.2
Impairment of assets	217.5	3.1
Deferred income taxes	(59.6)	16.6
Inventory charge	74.5	4.2
Other	27.0	37.4

Cash flow from changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	51.0	23.9
Inventories	(5.1)	21.8
Accounts payable	(34.5)	(6.3)
Income taxes	(1.7)	(38.7)
Deferred revenue	(42.4)	26.0
Warranty liability	(33.1)	(34.2)
Certain other assets and liabilities	9.6	(55.0)
Net cash provided (used) by operating activities	(104.1)	37.1

Cash flow from investing activities
Capital expenditures	(58.5)	(69.4)
Payments for acquisitions, net of cash acquired	(5.9)	(5.6)
Net investment activity	117.6	(33.6)
Increase in certain other assets	(18.8)	(12.2)
Net cash provided (used) by investing activities	34.4	(120.8)

Cash flow from financing activities
Dividends paid	(7.7)	(30.6)
Net debt borrowings	398.8	(10.8)
Distributions and payments to noncontrolling interest holders	(377.2)	(17.6)
Issuance of common shares	—	0.3
Repurchase of common shares	(3.0)	(5.0)
Net cash provided (used) by financing activities	10.9	(63.7)

Effect of exchange rate changes on cash	(18.7)	37.9

Increase (decrease) in cash, cash equivalents and restricted cash	(77.5)	(109.5)
Less: Cash included in assets held for sale at end of year	7.3	—
Cash, cash equivalents and restricted cash at the beginning of the year	543.2	652.7
Cash, cash equivalents and restricted cash at the end of the year	$458.4	$543.2
Cash paid for income taxes	$64.9	$78.2
(1) The company corrected an immaterial error related to net income (loss); trade receivables; inventories and deferred costs, included in certain other assets and liabilities in the comparable period as presented.

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt). The tables below have been updated to reflect the immaterial error corrections noted in the condensed consolidated statements of operations, condensed consolidated statements of balance sheets and condensed consolidated statements of cash flows where appropriate.

1.	Profit/loss summary (Dollars in millions):

	Q4 2018						Q4 2017
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,289.8	$207.8	16.1%	$260.2	$(52.4)	(4.1)%	$1,249.9	$286.1	22.9%	$285.6	$0.5	—%
Restructuring	—	18.1		(2.5)	20.6		—	(3.2)		(7.9)	4.7
Non-routine income/expense:
Legal/consulting and deal expense	—	—		(12.2)	12.2		—	—		—	—
Acquisition integration	—	0.6		(6.6)	7.2		—	1.7		(15.6)	17.3
Wincor Nixdorf purchase accounting adjustments	—	3.4		(21.2)	24.6		—	7.2		(21.9)	29.1
Inventory charge	—	70.5		—	70.5		—	1.0		—	1.0
Other	—	(2.2)		(2.6)	0.4		—	0.3		(5.8)	6.1
Non-routine expenses, net	—	72.3		(42.6)	114.9		—	10.2		(43.3)	53.5
Non-GAAP results	$1,289.8	$298.2	23.1%	$215.1	$83.1	6.4%	$1,249.9	$293.1	23.4%	$234.4	$58.7	4.7%

	YTD 12/31/2018						YTD 12/31/2017
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$4,578.6	$890.9	19.5%	$1,253.8	$(362.9)	(7.9)%	$4,609.3	$999.8	21.7%	$1,093.3	$(93.5)	(2.0)%
Restructuring	—	28.6		(36.4)	65.0		—	29.2		(20.2)	49.4
Non-routine income/expense:
Impairment	—	—		(217.5)	217.5		—	—		(3.1)	3.1
Legal/consulting and deal expense	—	—		(15.1)	15.1		—	0.6		(15.5)	16.1
Acquisition integration	—	3.8		(43.4)	47.2		—	4.4		(67.7)	72.1
Wincor Nixdorf purchase accounting adjustments	—	24.3		(89.1)	113.4		30.4	75.9		(85.0)	160.9
Inventory charge	—	74.5		—	74.5		—	4.2		—	4.2
Other	—	(5.3)		2.2	(7.5)		—	2.1		(5.8)	7.9
Non-routine expenses, net	—	97.3		(362.9)	460.2		30.4	87.2		(177.1)	264.3
Non-GAAP results	$4,578.6	$1,016.8	22.2%	$854.5	$162.3	3.5%	$4,639.7	$1,116.2	24.1%	$896.0	$220.2	4.7%

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment. Non-routine income/expense relate to non-cash impairments associated with goodwill and legacy Diebold software. Legal, consulting and deal expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf, which was acquired in August 2016. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The inventory charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory due to streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes the gain on the sale of buildings, certain non-cash balance sheet adjustments in Canada and Hong Kong, amounts related to the Brazil indirect tax matter and executive severance related to the CEO and CFO.

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2. Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q4 2018	Q4 2017	YTD 12/31/2018	YTD 12/31/2017
Net income (loss)	$(127.5)	$(102.7)	$(566.0)	$(213.9)
Income tax expense (benefit)	2.6	88.8	37.2	28.3
Interest income	(1.1)	(4.5)	(8.7)	(20.3)
Interest expense	55.3	26.6	154.9	117.3
Depreciation and amortization	58.9	64.3	245.0	242.0
EBITDA	(11.8)	72.5	(137.6)	153.4
Share-based compensation	9.4	10.8	36.6	33.9
Foreign exchange (gain) loss, net	0.2	(0.6)	2.5	3.9
Miscellaneous, net	(0.3)	(0.1)	4.0	(2.5)
Equity in (earnings) loss of unconsolidated subsidiaries, net	18.4	(7.0)	13.2	(6.3)
Restructuring expenses	20.6	4.7	65.0	49.4
Non-routine expenses, net	90.2	24.5	347.0	135.9
Adjusted EBITDA	$126.7	$104.8	$330.7	$367.7
Adjusted EBITDA margin	9.8%	8.4%	7.2%	8.0%

We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. As defined in the company's credit agreement, Adjusted EBITDA is EBITDA before the effect of the following items: share-based compensation, foreign exchange (gain) loss net, miscellaneous net, equity in (earnings) loss of unconsolidated subsidiaries, net, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the company reclassified $24.7 and $29.0, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended December 31, 2018 and 2017, respectively, and $113.2 and $128.4 for the years ended December 31, 2018 and 2017, respectively. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; to avoid duplication, deferred financing fees amortization of $5.1 and $2.5 for the three months ended December 31, 2018 and 2017, respectively, and $13.7 and $10.2 for the years ended December 31, 2018 and 2017, respectively, were removed from the depreciation and amortization caption. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous, net primarily consists of company-owned life insurance contracts. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2018	Q4 2017	YTD 12/31/2018		YTD 12/31/2017
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(1.62)	$(1.46)	$(7.48)		$(3.20)
Restructuring	0.27	0.06	0.85		0.65
Non-routine (income)/expense:
Impairment	—	—	2.86		0.04
Legal/consulting and deal expense	0.16	—	0.20		0.25
Acquisition integration	0.09	0.23	0.62		0.95
Wincor Nixdorf purchase accounting adjustments	0.32	0.38	1.49		2.11
Inventory charge	0.93	0.01	0.98		0.06
Equity in (earnings) loss of unconsolidated subsidiaries, net	0.24	—	0.24		—
Other	0.01	0.10	(0.08)		0.13
Total non-routine (income)/expense	1.75	0.72	6.31	—	3.54
U.S. tax law impact	(0.22)	1.25	0.40		1.25
Tax impact (inclusive of allocation of discrete tax items)	(0.26)	(0.18)	(1.11)		(1.14)
Total diluted adjusted EPS (non-GAAP measure)	$(0.08)	$0.39	$(1.03)		$1.10

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Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment. Non-routine income/expense relate to non-cash impairments associated with goodwill and legacy Diebold software. Legal, consulting and deal expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf, which was acquired in August 2016. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The inventory charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory due to streamlining the company's product portfolio and optimizing its manufacturing footprint. Exit activities related to the Aisino strategic alliance in China are included in equity in (earnings) loss of unconsolidated subsidiaries. Other includes the gain on the sale of buildings, certain non-cash balance sheet adjustments in Canada and Hong Kong, amounts related to the Brazil indirect tax matter, and executive severance related to the CEO and CFO.

4. Free cash flow/(use) is calculated as follows (Dollars in millions):

	Q4 2018	Q4 2017	YTD 12/31/2018	YTD 12/31/2017
Net cash provided by operating activities (GAAP measure)	$268.0	$272.4	$(104.1)	$37.1
Capital expenditures (GAAP measure)	(18.0)	(27.7)	(58.5)	(69.4)
Free cash flow/(use) (non-GAAP measure)	$250.0	$244.7	$(162.6)	$(32.3)

We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5. Net debt is calculated as follows (Dollars in millions):

	12/31/2018	12/31/2017
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$491.9	$624.6
Debt instruments	(2,239.5)	(1,853.8)
Net debt (non-GAAP measure)	$(1,747.6)	$(1,229.2)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/19_3934

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